UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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First Trinity Financial Corporation

(Name of Registrant as Specified In Its Charter)

___________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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First Trinity Financial Corporation

7633 East 63rd Place, Suite 230

Tulsa, Oklahoma 74133-1246

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 19, 2021

TO THE SHAREHOLDERS OF

First Trinity Financial Corporation

Notice is hereby given that the Annual Meeting of Class A and Class B Shareholders (the “Annual Meeting”) of First Trinity Financial Corporation, an Oklahoma corporation (“FTFC,” “First Trinity” or the “Company”), will be held in the Premier Room of the Embassy Suites Tulsa – Interstate 44, 3332 South 79th East Avenue, Tulsa, Oklahoma 74145 on Wednesday, May 19, 2021, at 1:00 p.m. Central Daylight Savings Time, for the following purposes:

(1)

For the Class B shareholders to elect five directors (one-half plus one of the total of eight directors) to hold office for a term of one year each or until their successors are duly elected and qualified.

(2)	For the Class A shareholders to elect the remaining three directors to hold office for a term of one year each or until their successors are duly elected and qualified.

(3)	To ratify the selection of Kerber, Eck & Braeckel LLP, as First Trinity’s independent registered public accounting firm for the year ending December 31, 2021.

(4)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on Monday, March 22, 2021, as the record date for determining the shareholders entitled to receive notice of and to vote at the meeting and any adjournment thereof. The stock transfer books will not be closed.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope that you will vote as soon as possible. Please review the instructions concerning each of your voting options described in the Proxy Statement. Your cooperation will assure that your shares are voted and will also greatly assist us in preparing for the Annual Meeting. The proxy is being solicited by and on behalf of the Board of Directors of First Trinity.

Your attention is directed to our 2020 Annual Report, this Proxy Statement dated March 29, 2021 and 2020 Shareholder Update. This Proxy Statement dated March 29, 2021 and 2020 Shareholder Update accompany this notice. The 2020 Annual Report is available without charge at www.firsttrinityfinancial.com. If you desire to have a 2020 Annual Report mailed to you, please make a telephone request to (918) 249-2438.

By Order of the Board of Directors,

/s/ Jeffrey J. Wood

Jeffrey J. Wood
Chief Financial Officer, Secretary and Treasurer

Tulsa, Oklahoma

March 29, 2021

TABLE OF CONTENTS

PROCEDURAL MATTERS	1
Record Date and Outstanding Shares	1
Voting and Solicitation	1
Revocability of Proxies	2
PROPOSALS TO BE VOTED ON	2
ELECTION OF DIRECTORS	2
General	2
Vote Required	2
Nominees for Election at the Annual Meeting	3
Board Meetings and Committees	5
Code of Conduct and Ethics	5
Communication with the Board of Directors	5
Audit Committee	5
Compensation Committee	6
Nominating and Corporate Governance Committee	6
Director Compensation	6
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	7
Accounting Fees	7
Pre-Approval of Audit and Non Audit services	7
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	8
BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT	8
SECURITY OWNERSHIP	10
EXECTIVE COMPENSATION	10
Summary Compensation Table	11
Employment Agreements	11
2020 Compensation Disclosure Ratio of the Median Annual Total Compensation of All Company Employees to the Annual Total Compensation of the Company’s Chief Executive Officer	13
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	13
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	13
CERTAIN RELATED PARTY TRANACTIONS	13
COMPENSATION DISCUSSION AND ANALYSIS (CD&A)	13
Compensation Philosophy	13
Overview of Compensation Program	14
“Say-on-Pay” and “Say-When-on-Pay”	14
Compensation Performance Analysis	14
Compensation Comparables	15
Comparative Compensation Analysis	16
Board Process and Conclusion	16
ANNUAL REPORT	16
OTHER MATTERS	17
OTHER INFORMATION	17

FIRST TRINITY FINANCIAL CORPORATION

7633 EAST 63RD PLACE, SUITE 230

TULSA, OKLAHOMA 74133-1246

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

The following information is furnished in connection with a solicitation of proxies by and on behalf of the Board of Directors of First Trinity Financial Corporation (“First Trinity” or the “Company”). The proxies we receive will be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held at the Premier Room of the Embassy Suites Tulsa – Interstate 44, 3332 South 79th East Avenue, Tulsa, Oklahoma 74145 on Wednesday, May 19, 2021 at 1:00 p.m. (Central Daylight Savings Time), and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting. This Proxy Statement and the accompanying proxy are first being mailed to our shareholders on or about March 29, 2021.

PROCEDURAL MATTERS

Record Date and Outstanding Shares

On March 18, 2021, FTFC’s Board of Directors approved a recommendation from the Company’s Nominating and Corporate Governance Committee and set the number of directors to be elected at the May 19, 2021 Annual Meeting of Shareholders at eight. Given this approval, the Class B shareholders will elect five of the total of eight directors (one-half plus one of the total) to hold office for a term of one year each or until their successors are duly elected and qualified and the Class A shareholders will elect the remaining three members of the Company’s Board of Directors to hold office for a term of one year each or until their successors are duly elected and qualified.

Class A and Class B Shareholders of record at the close of business on Monday, March 22, 2021 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. On the Record Date, 8,661,696 shares of the Company’s Class A common stock, $0.01 par value, were issued and outstanding and 101,102 shares of the Company’s Class B common stock, $0.01 par value, were issued and outstanding.

Voting and Solicitation

Each Class A and Class B shareholder of record on the Record Date is entitled, for each share held, to one vote on each proposal that comes before the Annual Meeting. In the election of directors, each Class B shareholder will be entitled to vote for five nominees identified as Class B members of the Board of Directors and each Class A shareholder will be entitled to vote for the three remaining nominees identified as Class A members of the Board of Directors.

Whether you hold shares directly as the shareholder of record or beneficially in street name, you may vote by completing, signing and mailing the Class A or Class B proxy card(s) enclosed therewith in the postage-prepaid envelope provided for that purpose. Your completed and signed Class A or Class B proxy may also be returned to the Company by Fax or email. Voting by written Class A or Class B proxy will ensure your representation at the Annual Meeting, if you do not attend in person. For specific instructions on how to vote your Class A or Class B shares, please review the instructions on the Class A or Class B proxy card enclosed with these proxy materials.

The cost of this solicitation will be borne by the Company. The Company may reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares in forwarding solicitation materials to beneficial owners. Class A and Class B proxies may be solicited by certain of First Trinity’s directors, officers and other employees, without additional compensation, personally, by telephone, Fax or email.

Any proxy representing Class A or Class B shares of common stock entitled to be voted at the Annual Meeting that specifies how it is to be voted will be voted accordingly if properly executed and received by the Company before voting begins at the Annual Meeting, or any adjournment(s) thereof. Class A or Class B shares as to which authority to vote has been withheld with respect to the election of any Class A or Class B nominee for director will not be counted as a vote for such Class A or Class B nominee and neither any abstention or a broker non-vote will be counted as a vote for a proposal. Any properly executed Class A or Class B proxy will be voted in accordance with instructions specified but in the absence of any instructions will be voted “FOR” any proposal or nominee at the Annual Meeting and any adjournment(s) thereof.

Revocability of Proxies

Class A and Class B proxies given pursuant to this solicitation may be revoked at any time before they have been used. You may change or revoke your Class A or Class B proxy by delivering a written notice of revocation to the Secretary of First Trinity or by completing a new Class A or Class B proxy card bearing a later date (which automatically revokes the earlier Class A or Class B proxy instructions). Attendance at the Annual Meeting will not cause your previously granted Class A or Class B proxy to be revoked unless you specifically so request by notifying the inspector of elections of your intention to revoke your Class A or Class B proxy and voting in person at the Annual Meeting.

PROPOSALS TO BE VOTED ON:

(1)

For the Class B shareholders to elect five directors (one-half plus one of the total of eight directors) to hold office for a term of one year each or until their successors are duly elected and qualified.

(2)	For the Class A shareholders to elect the remaining three directors to hold office for a term of one year or until their successors are duly elected and qualified.

(3)	To ratify the selection of Kerber, Eck & Braeckel LLP, as First Trinity’s independent registered public accounting firm for the year ending December 31, 2021.

(4)	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

PROPOSAL ONE:

ELECTION OF DIRECTORS

General

Under the Company’s Certificate of Incorporation, the Board of Directors consists of two classes – Class A and Class B, with the term of office of the members of each class expiring each year or until their successors are duly elected and qualified. The number of Directors which will constitute the entire 2021 Board of Directors is eight. The Company’s By Laws designate that the number of Directors which constitutes the entire Board of Directors is twelve. The Company has elected to nominate eight Directors instead of twelve since it has found no compelling reasons in 2021 to have twelve Directors.

The Class B shareholders will elect five of the total of eight directors (one-half plus one of the total) to hold office for a term of one year each or until their successors are duly elected and qualified and the Class A shareholders will elect the remaining three members of the Company’s Board of Directors to hold office for a term of one year each or until their successors are duly elected and qualified.

Class B proxies can only be voted for the five persons that correspond to the number of Class B directors nominated. Class A proxies can only be voted for the three remaining persons that correspond to the number of Class A directors nominated.

The Board of Directors determined that four of the five Class B directors nominated for 2021 are "independent" as defined by NASDAQ listing standards and Rule 10A-3 of the Securities and Exchange Act of 1934 (the “Exchange Act”).  The non-independent Class B director is William S. Lay. The Board of Directors determined that two of the remaining three Class A directors nominated for 2021 are "independent" as defined by NASDAQ listing standards and Rule 10A-3 of the Exchange Act. The non-independent Class A director is Gregg E. Zahn.

Vote Required

Votes withheld from any Director are counted for purposes of determining the presence or absence of a quorum, but have no legal effect under Oklahoma law.

Unless otherwise instructed, the Class A and Class B proxy holders will vote the Class A and Class B proxies received by them for First Trinity’s five Class B nominees named below and remaining three Class A nominees named below, to hold office for a term of one year each or until their successors are duly elected and qualified. If any Class B nominee of First Trinity is unable or declines to serve as a director at the time of the Annual Meeting, the Class B proxies will be voted for any nominee who is designated by Gregg E. Zahn in Securities and Exchange Commission Schedule 14-N to fill the vacancy.

It is not expected that any Class B nominee will be unable or will decline to serve as a director. If any Class A nominee of First Trinity is unable or declines to serve as a director at the time of the Annual Meeting, the Class A proxies will be voted for any nominee who is designated by the FTFC Board of Directors to fill the vacancy. It is not expected that any Class A nominee will be unable or will decline to serve as a director.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEES LISTED BELOW.

Nominees for Election at the Annual Meeting

The Nomination and Corporate Governance Committee, consisting of two independent directors and one non-independent director as determined under applicable NASDAQ listing standards, recommended to the Company’s Board of Directors that the Company’s Board of Directors be limited to eight members. That recommendation was approved by the Board of Directors. Gregg E. Zahn in Securities and Exchange Commission Schedule 14N, filed on or about March 19, 2021, identified the five Class B nominees to the Board of Directors for 2021 to hold office for a term of one year each or until their successors are duly elected and qualified set forth in the table below. The Nomination and Corporate Governance Committee recommended to the Company’s Board of Directors the remaining three individuals set forth in the table below for nomination as Class A directors to hold office for a term of one year each or until their successors are duly elected and qualified that was also approved by the Board of Directors.

The following sets forth information concerning the nominees for election of the three individuals as Class A directors at the 2020 Annual Meeting, including information as to each nominee’s age as of the Record Date, position with the Company and business experience.

			Director
Name of Nominee	Age	Position/Principal Occupation	Since
Gregg E. Zahn (4)	59	Director; Chairman, President and Chief Executive Officer of First Trinity	2004
Charles W. Owens (3) (4)	66	Director; Insurance and Marketing Services	2004
George E. Peintner (2) (4)	67	Director; Marketing Company	2004

(1)	Member Audit Committee
(2)	Member Compensation Committee
(3)	Member Nominating and Corporate Governance Committee
(4)	Member Investment Committee

The following is a brief description of the previous business background of the nominated Class A directors.

Gregg E. Zahn has been a member of the Board of Directors since inception in 2004. He is President, Chief Executive Officer and Chairman of the Board of Directors of First Trinity. He has been President and Chief Executive Officer since October 2007 and became Chairman in 2011. From 2004 until October 2007 he was First Trinity’s Director of Training and Recruiting. He is President, Chief Executive Officer, Chairman and Director of Trinity Life Insurance Company (“TLIC”) and First Trinity Capital Corporation (“FTCC”) and has served in those positions since October 2007. He was Executive Vice President of First Life America Corporation of Topeka, Kansas (acquired in 2008 and merged with TLIC in 2009) from December 2008 until August 2009. He became Chairman, Chief Executive Officer and Director of Family Benefit Life Insurance Company (“FBLIC”) in December 2011.

He became Chairman of Texas Republic Capital Corporation (“TRCC”) in 2012. He also became Chairman of Royalty Capital Corporation (“RCC”) in 2013. Between 1997 and March 2004, Mr. Zahn served as Marketing Vice President of First Alliance Insurance Company of Lexington, Kentucky and as Assistant to the President of First Alliance Corporation and Mid American Alliance Corporation. He was President of Alliance Insurance Management from 2001 to 2003.

Charles W. Owens has been a member of the Board of Directors since inception in 2004. He is a Director of TLIC, FBLIC and FTCC. Mr. Owens has served as the President and Owner of Tinker Owens Insurance and Marketing Services since its inception in 1988.

George E. Peintner has been a member of the Board of Directors since inception in 2004. He is a Director of TLIC, FBLIC and FTCC. Mr. Peintner is the Owner of Peintner Enterprises. Peintner Enterprises is a Marketing Company established in 1980.

The following sets forth information concerning the nominees for election of the five individuals as Class B directors at the 2021 Annual Meeting, including information as to each nominee’s age as of the Record Date, position with the Company and business experience.

			Director
Name of Nominee	Age	Position/Principal Occupation	Since
William S. Lay (3) (4)	81	Director; Vice President and Chief Investment Officer of First Trinity	2007
Bill H. Hill (1) (2)	80	Director; Former President of Eastern Oklahoma State College	2004
Gary L. Sherrer (1) (3)	72	Director; Former Assistant Vice President, Division of Agricultural Sciences	2004
		and Natural Resources for Oklahoma State University Foundation
Will W. Klein (1) (2)	88	Director; Insurance Company Chief Executive Officer	2011
Gerald J. Kohout (1) (2)	80	Director; Former Officer and Director of Life and Health Insurance Companies	2015

(1)	Member Audit Committee
(2)	Member Compensation Committee
(3)	Member Nominating and Corporate Governance Committee
(4)	Member Investment Committee

The following is a brief description of the previous business background of the directors to be voted upon by the Class B shareholders.

Bill H. Hill has been a member of the Board of Directors since inception in 2004. He also serves as a Director of TLIC, FBLIC and FTCC. He was President of Eastern Oklahoma State College, in Wilburton, OK from 1986-2000. He retired in 2000 and has been a rancher since that time.

Will W. Klein has been a member of the Board of Directors since 2011. He also serves as a Director of TLIC, FBLIC and FTCC. He has been Chief Executive Officer of SkyMed International, Inc. since 1993. Mr. Klein was named to The Order of Canada in 1983, the country’s highest civilian honor.

Gerald J. Kohout has been a member of the FBLIC Board of Directors since 2013. He also has served as a Director of FTFC, TLIC and FTCC since 2015. He is a retired officer and director of numerous life and health insurance companies spanning a period of several decades. Mr. Kohout has extensive experience in the administrative operations of life and health insurance companies with significant experience in business mergers, acquisitions, logistics and reorganizations.

William S. Lay has been a member of the Board of Directors since 2007. He has been First Trinity’s Vice President, Chief Investment Officer since March 2011 and served as Chief Financial Officer from April of 2007 through June 2010 and Secretary and Treasurer from April 2007 through March 2011. He also serves as an Officer and Director of TLIC, FBLIC, FTCC, TRCC and RCC. For the past six years, Mr. Lay has been a financial officer and business consultant, specializing in corporate financial and consulting services for small sized entrepreneurial companies. Prior to that, Mr. Lay was an officer and director of numerous life insurance companies and also has experience in business acquisitions, mergers and reorganizations.

Gary L. Sherrer has been a member of the Board of Directors since inception in 2004 and in 2017 was appointed the Company’s Oklahoma Legislative Liaison. He is a Director of TLIC, FBLIC and FTCC. He retired from Oklahoma State University where he was serving as Assistant Vice President for External Affairs for the Division of Agricultural Sciences and Natural Resources. Mr. Sherrer previously was Assistant Chief Executive Officer of KAMO Power, Oklahoma’s first Secretary of Agriculture, Oklahoma’s Commissioner of Agriculture, Oklahoma’s second and sixth Secretary of Environment and Director of Oklahoma’s Water Resources Board. He also served for four terms in the Oklahoma House of Representatives and in the United States Army as a combat medic in Vietnam.

There are no family relationships between directors and/or officers.

Board Meetings and Committees

The Board of Directors of First Trinity held four meetings during 2020. The meetings were held on call and there was an organizational meeting following the Annual Meeting. During 2020, the Board of Directors had a standing Audit Committee, Compensation Committee, Nomination and Corporate Governance Committee and Investment Committee.

All directors attended all of the four Board of Directors meetings held during 2020 either in person or by phone. The Company encourages, but does not require, its board members to attend the Annual Meeting. In 2020, three of eight directors attended the Annual Meeting with the limited number due to the Coronavirus Disease – 2019 (“COVID-19”) Pandemic. First Trinity plans to schedule future annual meetings so that at least a majority of its directors can attend the Annual Meeting.

Code of Conduct and Ethics

The Company has a Code of Conduct and Ethics (“Code”) applicable to all directors and employees, including our Chairman of the Board, Chief Executive Officer and other senior executives, to help ensure that our business is conducted in accordance with high standards of ethical behavior. The Code is published on our website at www.firsttrinityfinancial.com under “Corporate Governance.”

Communication with the Board of Directors

Shareholders and other interested parties can communicate with the Board of Directors, including the non-management directors, either by writing to First Trinity Financial Corporation, Board of Directors, Attention: Corporate Secretary, 7633 East 63rd Place, Suite 230, Tulsa, Oklahoma 74133-1246 or by calling 1-888-883-1499. An independent third-party service answers all calls to this toll-free telephone number and passes the caller’s information on to our External and Independent General Counsel, who in turn transmits the information confidentially to the appropriate member of the Board of Directors. Communications may be anonymous or confidential. Complaints relating to the Company’s accounting, internal accounting controls or auditing matters will be referred to the Chairman of the Audit Committee. Other concerns will be referred to the Chairman of the Board of Directors. All shareholder-related complaints and concerns will be received, processed and acknowledged by the Company’s Board of Directors. Further information regarding communications with the Board of Directors may be found at our website, www.firsttrinityfinancial.com under “Corporate Governance.”

Audit Committee

The Audit Committee of the Board of Directors is currently composed of four directors: Will W. Klein (Chairman), Bill H. Hill, Gerald J. Kohout and Gary L. Sherrer, each of whom has been determined by our Board of Directors to be an independent director as the term is defined by the NASDAQ listing standards. The Board of Directors has also determined that Mr. Klein qualifies as an "audit committee financial expert," as defined in applicable SEC rules.

The Audit Committee met four times during 2020. The Audit Committee was established by the Board of Directors in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee the Company's financial reporting process, the system of internal financial controls and audits of its financial statements. The Audit Committee (1) provides oversight of the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements, (2) assists the Board of Directors in oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, our independent registered public accounting firm’s qualifications, independence and performance, and the Company’s internal accounting and financial controls and (3) provides to the Board of Directors such information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors.

The Audit Committee acts pursuant to a written charter adopted by the Board of Directors, which is available in the “Corporate Governance” section of our website at www.firsttrinityfinancial.com.

Compensation Committee

The Compensation Committee is currently composed of four directors: George E. Peintner (Chairman), Bill H. Hill, Gerald J. Kohout and Will W. Klein, each of whom is determined to be an independent director as the term is defined by the NASDAQ listing standards. The Compensation Committee met one time during 2020. The Compensation Committee reviews and approves the compensation and benefits for the Company’s executive officers and performs such other duties as may from time to time be determined by the Board of Directors. The Compensation committee acts pursuant to a written Charter adopted by the Board of Directors, which is available in the “Corporate Governance” section of our website at www.firsttrinityfinancial.com.

Nominating and Corporate Governance Committee

The Board of Directors provided for a Nominating and Corporate Governance Committee at its April 18, 2007 meeting. This committee meets on call and submits recommendations to the Board of Directors for the number of members to be included in the Company’s Board of Directors, the individuals to be submitted to the shareholders for election as Class A members to the Company’s Board of Directors and coordinates the corporate governance activities of the Company. Persons nominated to serve as Class B members of the Company’s Board of Directors are designated by persons filing Schedule 14N with the Securities and Exchange Commission. The Nominating and Corporate Governance Committee, which currently consists of independent (as the term is defined by the NASDAQ listing standards) directors Charles W. Owens (Chairman) and Gary L. Sherrer and non-independent director William S. Lay, met two times in 2020.

The Nominating and Corporate Governance committee acts pursuant to a written Charter adopted by the Board of Directors, which is available in the “Corporate Governance” section of our website at www.firsttrinityfinancial.com. The Nominating Committee considers individuals recommended by Company shareholders. Such recommendations should be submitted to the Secretary of the Company at least 120 days before the date on which the Company first mailed its proxy materials for the prior year’s Annual Meeting. In considering nominees, the Committee addresses the performance and contribution of incumbent directors, as well as the qualifications of new nominees.

Director Compensation

Effective January 1, 2020, Directors who are not employees of the Company receive a $9,500 annual retainer paid monthly, Committee Chairman receive a $9,500 annual retainer paid monthly, $5,500 plus expenses for each Board of Directors meeting attended in person, $500 for each meeting in which they participate telephonically and $500 for any committee meeting they attend not held in conjunction with a Board of Directors’ meeting. Also effective January 1, 2020, Directors who are not employees, would have the following increases in directors compensation: for each $100,000,000 in asset growth of the Company beyond $6000,000,000, there will be an annual retainer increase of $1,000, a meeting attendance in person increase of $500 and an increase in the annual retainer of committee chairmen of $1,000.

The Director Compensation Table for 2019 is set forth below.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ( $)	Total ($)
Bill H. Hill	34,000	-	-	-	-	-	34,000
Will W. Klein	43,500	-	-	-	-	-	43,500
Gerald J. Kohout	34,000	-	-	-	-	-	34,000
Charles W. Owens	43,500	-	-	-	-	-	43,500
George E. Peintner	42,001	-	-	-	-	-	42,001
Gary L. Sherrer	41,042	-	-	-	-	-	41,042

PROPOSAL TWO:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee recommended to the Board of Directors that Kerber, Eck & Braeckel LLP (“KEB”) be appointed as the independent registered public accounting firm of the Company for the year ending December 31, 2021. The Board of Directors approved that recommendation. Although ratification by shareholders is not required by law, the Board of Directors and the Audit Committee have determined that it is desirable to request ratification of this selection by the shareholders. Notwithstanding its selection, the Audit Committee, in its discretion and subject to approval by the Board of Directors, may appoint a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of the Company and its shareholders. If the shareholders do not ratify the appointment of KEB, the Audit Committee may reconsider its selection. KEB has audited the Company’s financial statements since the Company’s inception. No representative of KEB is expected to be present at the Annual Meeting.

Accounting Fees

The following table shows the fees paid or accrued by the Company for the audit and other services provided by KEB.

	Years Ended December 31,
	2020	2019
Audit Fees (including expenses)	$143,315	$121,258
Audit Related Fees	41,700	39,000
Tax Fees	12,750	17,000
All Other Fees	-	1,250
Total	$197,765	$178,508

Audit fees primarily represent fees for financial services provided in connection with the audit of the Company’s consolidated financial statements, statutory financial statements of TLIC and FBLIC and SEC Form 10-K. Audit related services primarily represent fees for financial services in connection with the review of the Company’s quarterly reports and SEC Form 10-Q.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee reviews and pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm subject to final approval by the Board of Directors. These services may include audit services, audit-related services, tax services and other services. Prior to engaging our independent registered public accounting firm to render an audit or permissible non-audit services, the Audit Committee specifically approves the engagement of our independent registered public accounting firm to render that service.

Accordingly, we do not engage our independent registered public accounting firm to render audit or permissible non-audit services pursuant to pre-approval policies or procedures or otherwise, unless the engagement to provide such services has been approved by the Audit Committee in advance subject to final approval by the Board of Directors. As such, the engagement of KEB to render 100% of the services described in the categories above was approved by the Audit Committee in advance of the rendering of the services subject to final approval by the Board of Directors.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2020 with the Company’s management. The Company’s management has primary responsibility for the Company’s financial reporting process and internal controls as well as preparation of the Company’s consolidated financial statements. The independent registered public accounting firm is responsible for performing an audit in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB) to obtain reasonable assurance that the Company’s consolidated financial statements are free from material misstatement and expressing an opinion on the conformity of such financial statements with accounting principles generally accepted in the United States. The Audit Committee is responsible for overseeing and monitoring the independent registered accounting firm’s audit process on behalf of the Board of Directors.

The Audit Committee has discussed with KEB, the Company’s independent registered public accounting firm for the year ended December 31, 2020, the matters required to be discussed by PCAOB Auditing Standard No. 1301, “Communications with Audit Committees” as amended and adopted by PCAOB. PCAOB Auditing Standard No. 1301 requires an auditor to discuss with the Audit Committee, among other things, the auditor’s judgments about the quality, not just the acceptability, of the accounting principles applied in the Company’s financial reporting. The Audit Committee has also received the written disclosures and the letter from KEB required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence,” and has discussed with KEB its independence from FTFC.

Based on the review and discussions referred to above, the Audit Committee recommended to FTFC’s Board of Directors and the Company’s Board of Directors approved the recommendation that the audited financial statements were properly included in FTFC’s Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS

Will W. Klein, Chairman

Bill H. Hill

Gerald J. Kohout

Gary L. Sherrer

In accordance with the rules of the Commission, this report is not to be deemed “soliciting material,” or deemed to be “filed” with the Commission or subject to the Commission’s Regulation 14A, other than as provided in Item 407 of Regulation S-K, or to the liabilities of Section 18 of the Exchange Act except to the extent the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference in documents otherwise filed.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

The Company’s Board of Directors is currently composed of eight members. Five of the members of the Board of Directors have been nominated by Gregg E. Zahn Gregg in Securities and Exchange Commission Schedule 14N for election by Class B shareholders. Four Class B members are independent and one member (William S. Lay) is not independent and is an executive officer of the Company. The remaining three members of the Board of Directors have been nominated by the Company’s Board of Directors for election by Class A shareholders. Two Class A members are independent and one member (Greg E. Zahn) is an executive officer of the Company.

Mr. Zahn serves as both the principal officer of the Company in his role as President and Chief Executive Officer and Chairman of the Board of Directors. The Company does not have a lead independent director.

The Company has determined that this leadership structure (combining the principal executive officer and chairman into one position since 2011) is appropriate given its relatively modest size. The Company has grown in recent years by acquisition and by the production of life insurance policies and annuity contracts. Having Mr. Zahn in these dual roles as principal executive officer and chairman has galvanized the Company’s focus on its vision and mission and it has grown to over $600,000,000 of assets as of December 31, 2020. The shareholders of the Company further cemented Mr. Zahn’s ties to the Company by adopting the Class A and Class B voting structure in 2020.

The Board of Directors is elected by the shareholders to oversee management and to ensure that the long-term interests of the shareholders are being served. In considering the long-term interests of shareholders, the Board recognizes the importance of considering and addressing the interests of the Company's other major constituents, including policyholders, employees and the communities in which the Company conducts its business.

To fulfill this oversight function, the Company’s Board of Directors holds at least four regularly scheduled meetings during the year, at which it reviews and discusses reports by management on the performance of the Company, its plans and prospects, as well as immediate issues facing the Company. In addition to its general oversight of management, the Board of Directors or its Committees also perform a number of specific functions, including:

●	reviewing, advising, approving and monitoring fundamental financial and business strategies and major corporate actions;
●	assessing major risks facing the Company, and reviewing options for their mitigation;
●	selecting, evaluating and compensating executive management and overseeing executive management succession planning:
●	providing advice and counsel to executive management;
●	providing counsel and oversight on the selection, evaluation, development and compensation of senior management; and
●	ensuring processes are in place for maintaining the integrity of the Company, including the integrity of the financial statements.

SECURITY OWNERSHIP

The following table sets forth the beneficial ownership of the Company’s Class A and Class B common stock as of the Record Date (i) by all persons known to the Company, based on statements filed by such persons pursuant to Section 13(d) or 13(g) of the exchange act, to be the beneficial owners of more than 5% of FTFC’s common stock, (ii) by the executive officers named in the Summary Compensation Table under “Executive Compensation”, (iii) by each director, and (iv) by all current directors and executive officers as a group.

	Class A	Percentage
	Common Stock	Beneficially
Name	Beneficially Owned (1)	Owned (1)
Gregg E. Zahn	559,001	6.45%
William S. Lay	24,255	*
Bill H. Hill	34,968	*
Charles W. Owens (2)	51,036	*
George E. Peintner	51,170	*
Gary L. Sherrer	55,021	*
Will W. Klein	11,000	*
Gerald J. Kohout	1,100	*
All directors and executive officers as a group (8 persons)	787,551	9.09%

* represents less than 1%

(1)	As of March 22, 2021, there were 8,661,696 Class A shares issued and outstanding and entitled to vote.
(2)	Includes 4,726 shares jointly owned by Mr. Owens and his children.

	Class B	Percentage
	Common Stock	Beneficially
Name	Beneficially Owned (1)	Owned (1)
Gregg E. Zahn	100,000	98.91%
William S. Lay	-	*
Bill H. Hill	-	*
Charles W. Owens	-	*
George E. Peintner	-	*
Gary L. Sherrer	-	*
Will W. Klein	-	*
Gerald J. Kohout	-	*
All directors and executive officers as a group (8 persons)	100,000	98.91%

* represents less than 1%

(1)	As of March 22, 2021, there are 101,102 Class B shares issued and outstanding and entitled to vote.

EXECUTIVE COMPENSATION

The Compensation Committee assists the Board of Directors in overseeing the management of the Company’s compensation and benefits program, chief executive officer performance and executive development and succession efforts. In addition, they oversee the evaluation of management and compensation of the officers of the Company.

The primary objective of our compensation program is to offer executive officers competitive compensation packages that will permit the Company to attract and retain individuals with superior abilities and to motivate and reward such individuals in an appropriate manner in the long-term interest of the Company and its shareholders. Management provides recommendations to the Compensation Committee regarding most compensation matters, including executive compensation; however, the Compensation Committee does not delegate any of its functions to others in setting compensation. The Company does not currently engage any consultant related to executive compensation matters.

The Company’s compensation program for executive officers consists of base salary, consideration for annual bonuses, 401(k) plan and life, health and dental insurance coverage. These elements are intended to provide an overall compensation package that is commensurate with the Company’s financial resources, that is appropriate to assure the retention of experienced management personnel and that aligns their financial interest with those of our shareholders.

Base Salary:  Salary levels recommended by the Compensation Committee are intended to be competitive with salary levels of similarly situated companies, commensurate with the executive officers' respective duties and responsibilities, and reflect the financial performance of the Company.  Annual salary increases are considered based on the same criteria.

Cash Bonuses: Bonus amounts are based on individual performance and are intended to reward superior performance. The Compensation Committee may also take into account additional considerations that it deems appropriate. Bonuses are discretionary and there is no formal bonus plan in place except for Gregg E. Zahn’s net profit bonus discussed below.

The following Summary Compensation Table sets forth the compensation of the executive officers compensation that exceeded $100,000.

Summary Compensation Table

				All Other
		Salary	Bonus	Compensation	Total
Name and Principal Position	Year	($)	($)	($) (4)	($)

Gregg E. Zahn (1)	2020	478,154	904,986	16,800	1,399,940
President and Chief Executive Officer	2019	451,089	1,207,107	13,200	1,671,396

Jeffrey J. Wood (2)	2020	287,005	13,000	-	300,005
Chief Financial Officer, Secretary and Treasurer	2019	278,645	21,355	-	300,000

William S. Lay (3)	2020	86,350	-	-	86,350
Vice President and Chief Investment Officer	2019	103,466	-	-	103,466

(1)	Mr. Zahn was elected President and Chief Executive Officer on October 4, 2007.
(2)	Mr. Wood was elected Chief Financial Officer in June 2010 and Secretary and Treasurer in March 2011.
(3)	Mr. Lay was elected Vice President and Chief Investment Officer in March 2011.
(4)	Represents auto allowance

Employment Agreements

Gregg E. Zahn entered into an employment agreement with FTFC on June 7, 2010, with amendments on December 8, 2011, October 8, 2012 and April 9, 2013 and September 5, 2017.  The employment agreement and amendments were reported by the Company in its Reports on Form 8-K filed on June 11, 2010, December 13, 2011, October 10, 2012, April 11, 2013 and September 8, 2017, respectively. The employment agreement dated June 7, 2010, contained the terms and conditions of the agreement.  The most recent amended agreement is continuous with automatic monthly extensions on the first day of each month, provides health, dental and vision benefits for a three year period following the date of separation, grosses up separation payments for up to three years of salary following the date of separation and is subject to earlier termination based on disability, death, termination by the Company, with or without cause.

Under the September 5, 2017, amendment:

●

Mr. Zahn's annual salary of $300,000 increased annually on January 1st of each year by 6% (retroactive to January 1, 2013) during 2013 and in subsequent years as follows: 2013 - $318,000; 2014 - $337,080; 2015 - $357,304; 2016 - $378,743; 2017 - $401,467, 2018 - $425,556, 2019 - $451,089, 2020 - $478,154 and 2021 - $506,843.

●

Mr. Zahn will receive an asset growth bonus (with assets measured using the U.S. GAAP basis of accounting) as follows: $200,000 bonus when the Company’s assets reach $200,000,000; $250,000 bonus when the Company’s assets reach $250,000,000; $300,000 bonus when the Company’s assets reach $300,000,000; $350,000 bonus when the Company’s assets reach $350,000,000; $400,000 bonus when the Company’s assets reach $400,000,000; $450,000 bonus when the Company’s assets reach $450,000,000 and $500,000 bonus when the Company’s assets reach $500,000,000. More than one asset growth bonus can be reached in any given year. Mr. Zahn’s asset growth bonus is being revisited since the Company’s assets exceed $500,000,000 but Mr. Zahn was granted a $600,000 bonus at the discretion of the Board of Directors in 2020 when the Company’s assets exceeded $600,000,000.

●

Mr. Zahn will receive a net profit bonus of 5% of the net income (with operating results measured using the U.S. GAAP basis of accounting) of the Company each year after completion of the annual audit and the filing of the Company’s Form 10-K. The net profit bonus will be capped at 200% of Mr. Zahn’s base salary for the year the net profit bonus was calculated. The initial net profit bonus was calculated for the year ended December 31, 2012.

Mr. Zahn also received a monthly auto allowance of $1,100 through March 31, 2020 that was increased to a monthly auto allowance of $1,500 effective April 1, 2020.  He is entitled to participate in the Company’s employee benefit plans available to other executives.  Amounts payable, as of December 31, 2020, in the event of Mr. Zahn’s termination of employment by the Company not for cause or for good reason at a minimum is $3,982,973.

William S. Lay entered into an employment agreement dated December 6, 2018, with the Company, effective January 1, 2019. The December 6, 2018 agreement is for a term through December 31, 2021 and is subject to earlier termination based on disability, death, termination by the Company, with or without cause. Mr. Lay’s base salary will be $31,250 for working 347 hours in 2019, 2020 and 2021. Any additional hours beyond 347 in 2019, 2020 and 2021 will be reimbursed at $95 per hour. The employment agreement was reported in the Company's Report on Form 8-K filed on December 7, 2018. He is entitled to participate in the Company’s employee benefit plans available to other executives. He is eligible for a bonus at the discretion of the Compensation Committee and the Board of Directors, based on performance. Amounts payable, as of December 31, 2020, in the event of Mr. Lay’s termination of employment by the Company not for cause or for good reason at a minimum is $46,548.

Jeffrey J. Wood entered into an employment agreement dated December 8, 2011 with the Company, effective and retroactive to August 1, 2011.  The agreement was for a term through December 31, 2013 with automatic one-year extensions each year on December 31 and is subject to earlier termination based on disability, death, termination by the Company, with or without cause.  Mr. Wood’s base salary of $200,000 effective August 1, 2011 was increased to $225,000 per year pursuant to an amendment to his employment agreement as of April 9, 2013, and effective as of January 1, 2013. The amendment was reported in the Company's Report on Form 8-K filed on April 11, 2013. Mr. Wood’s base salary of $225,000 retroactively effective January 1, 2013 was increased to $240,000 per year pursuant to an amendment to his employment agreement as of December 23, 2015, and effective as of January 1, 2015. The amendment was reported in the Company's Report on Form 8-K filed on December 28, 2015. Mr. Wood’s base salary of $240,000 retroactively effective to January 1, 2015 was increased to $255,000 per year pursuant to an amendment to his employment agreement as of February 26, 2016, and effective as of January 1, 2016. This annual salary of $255,000 will increase annually beginning January 1, 2017 by 3%. The amendment was reported in the Company's Report on Form 8-K filed on February 29, 2016. The most recent amended agreement dated March 18, 2019 and reported in the Company’s Form 8-K filed on March 20, 2019 is continuous with automatic monthly extensions on the first day of each month, provides health, dental and vision benefits for a three year period following the date of separation, grosses up separation payments for up to three years of salary following the date of separation and is subject to earlier termination based on disability, death, termination by the Company, with or without cause. He is entitled to participate in the Company’s employee benefit plans available to other executives.  He is eligible for a bonus at the discretion of the Compensation Committee and the Board of Directors, based on performance.  Amounts payable, as of December 31, 2020, in the event of Mr. Wood’s termination of employment by the Company not for cause or for good reason at a minimum is $661,215.

2020 Compensation Disclosure Ratio of the Median Annual Total Compensation of All Company Employees to the Annual Total Compensation of the Company’s Chief Executive Officer

The 2020 compensation disclosure ratio of the median annual total compensation of all Company employees to the annual total compensation of the Company’s chief executive officer is as follows:

2020
Total Compensation
Category	and Ratio

Median annual total compensation of all employees (excluding Gregg E. Zahn)	$125,106

Annual total compensation of Gregg E. Zahn, Chief Executive Officer	$1,399,940

Ratio of the median annual total compensation of all employees to the Annual total compensation of Gregg E. Zahn, Chief Executive Officer	8.94%

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act (“Section 16(a)”) requires the Company’s executive officers and directors, and certain persons who own more than 10% of a registered class of the Company’s equity securities (“10% Stockholders”), to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. Such executive officers, directors and 10% Stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required to be filed during 2020, the Company believes that its executive officers, directors and 10% Stockholders have complied with all Section 16(a) filing requirements applicable to them.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company’s Compensation Committee is currently composed of Mr. Peintner (chairman), Mr. Hill, Mr. Klein and Mr. Kohout. No interlocking relationship exists between any member of the Company’s Compensation Committee and any member of the compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee is or was formerly an officer or an employee of the Company.

CERTAIN RELATED PARTY TRANSACTIONS

Other than as stated elsewhere herein, there are no (1) direct or indirect material interests in any contract or agreement between the Company for any officers, directors or affiliates of the Company (including any employment agreement, collective bargaining agreement, or consulting agreement), (2) material pending or threatened legal proceedings involving the Company, any of its executive officers or directors, or any affiliate of the Company; and (3) other material relationships between the Company and any officers, directors or any affiliates of the Company not otherwise disclosed herein.

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

The following Compensation Discussion and Analysis ("CD&A") describes the material elements of compensation for executive officers identified in the Summary Compensation Table.

Compensation Philosophy

The Compensation Committee, composed of four outside directors, is responsible for implementing our compensation philosophy for directors, executive officers and employees. Our goal is to ensure we employ qualified, experienced executive officers whose financial interests are aligned with that of our shareholders. Because we do believe a systematic pattern exists between executive compensation and performance, our compensation philosophy is structured to "motivate" managerial behaviors through a combination of base and incentive compensation.

Another of our objectives is to acquire and retain people of integrity who take pride in delivering positive results. The final objective, due to our philosophy to outsource many functions and retain a low number of full-time and part-time employees, requires us to have executive officers that are able to perform and have an intimate knowledge of a combination of executive, actuarial, accounting, operating and other understandings inherent in supervising and growing a successful life insurance company.

Overview of Compensation Program

Our compensation consists of salary, bonuses, allowances and benefit plans generally administered equally for all qualified Company employees. The Compensation Committee establishes a salary for each senior executive based on long-term corporate objectives, competitive industry practices and each executive officer's contributions. The Compensation Committee seeks to ensure executive compensation is reasonable, fair and competitive. In order to make this determination, after the end of each calendar year and when financial results for the year are finalized and affirmed by the issuance of an unqualified opinion by the Company’s independent registered public accounting firm, the Compensation Committee generally evaluates the Company's performance and then conducts a similar exercise with respect to a group of comparable companies.

"Say-on-Pay" and "Say-When-on-Pay"

We believe our compensation philosophy and structure is fair for our executive officers. Shareholders will not find complex compensation formulas to evaluate and approve. However, to retain our limited number of corporate executives, we generally allow a minimum of one year to a maximum of 2.99 years of compensation in the event of termination of employment by the Company not for cause or for good reason.

Our straightforward and simplified approach to executive compensation insulates our shareholders from the types of corporate excesses which led to the enactment of "Say-on-Pay" and "Say-When-on Pay." We believe our compensation solution favorably serves our shareholders on matters of executive pay.

Compensation Performance Analysis

Our executive management team is led by Gregg E. Zahn and Jeffrey J. Wood who are full-time employees and William S. Lay who is a part-time employee. The Compensation Committee conducted a review of the performance of Gregg E. Zahn, Jeffrey J. Wood and William S. Lay for the year 2020.

This review included an evaluation of the progress made towards the attainment of our corporate objectives and the role these individuals played in meeting those objectives. The review also included a broad-based comparison of salaries with senior executives of other publicly traded life insurance companies.

Due to being a smaller public reporting company and that our common stock is not publicly traded, it is difficult to find public life insurance companies that are comparable to us. With the growth of our life insurance policy and annuity contract production, achieving investment opportunities with higher yields and pursuing acquisition and growth opportunities, the Company achieved increased assets of $38,658,895 (grossed up by increased reinsurance and coinsurance amounting to $7,071,067) from $604,936,374 as of December 31, 2019 to $643,595,269 as of December 31, 2020 and increased shareholders’ equity of $12,433,950 (grossed up by increased accumulated other comprehensive income of $7,902,198). The Company also achieved increased revenues of $3,014,310 from $49,776,695 in 2019 to $52,791,005 in 2020 and 2020 net income of $3,178,690.

The Company's performance in 2020 reflected the business philosophy and leadership primarily of Gregg E. Zahn supported by Jeffrey J. Wood and William S. Lay. Giving consideration to these factors, the Compensation Committee was encouraged by executive management's demonstrated leadership. The Compensation Committee considers Gregg E. Zahn, Jeffrey J. Wood and William S. Lay to be valuable executive officers in implementing our corporate objectives.

Gregg E. Zahn continues to lead the Company in accordance with the ideals and philosophies of acquisition of companies, organic growth of the life insurance and annuity business and pursuit of secure but higher yielding investment returns coupled with the ultimate goal of either establishing a publicly traded stock or inclusion with an already established company with a publicly traded stock.

Jeffrey J. Wood reports to Gregg E. Zahn and leads the daily financial operations of the Company in accordance with those same ideals and philosophies.

William S. Lay reports to Gregg E. Zahn and leads the investment operations of the Company in accordance with those same ideals and philosophies.

In 2020, Gregg E. Zahn, Jeffrey J. Wood and William S. Lay met and exceeded the subjective expectations of our Board of Directors and shareholders.

The Compensation Committee remains cautious about its responsibility to shareholders in setting executive compensation and has asked executive management to focus on continued asset growth and profitability. Gregg E. Zahn received a 6.00% increase in base salary to $478,154 in 2020, received a $600,000 of bonus in 2020 related to the Company’s exceeding $600,000,000 in assets, received a $304,986 bonus also in 2020 representing 5.00% of FTFC’s U.S. GAAP net income of $6,099,720 and also received an automobile allowance of $16,800. Jeffrey J. Wood was compensated in 2020 with a base salary of $287,005 and bonus of $13,000. William S. Lay’s employment agreement was renewed for three years in late 2018 and now is effective through December 31, 2021 and was compensated $86,350 in 2020.

Compensation Comparables

To assist in establishing the compensation for 2020 and into future years, the Compensation Committee utilized independent sources to identify "comparables" within the life insurance industry. We believe a comparable is a point of reference for measurement, but not the determinative factor for our executives' compensation. Because the comparative compensation information is one of several analytic tools used in setting executive compensation, the Compensation Committee has discretion in determining the manner and extent of its use.

Five comparables were selected for discussion of 2020 salaries. These comparables were: Atlantic American Life and Health, National Security Group and Texas Republic Capital Corporation. Each of these comparable companies has different operating activities and product mixes compared to FTFC but there is insufficient public information available on compensations for life insurance companies closer to our size.

We also analyzed the results of Citizens, Inc. and Securities National Financial Corporation. These two companies are larger than us in size but we are familiar with their operations and executives due to third party administrative services arrangements, prior employment history and participation in national life insurance associations. Data obtained on each comparable company included executive salaries, fees paid to independent members of Board of Directors, total assets, liabilities, shareholders’ equity, revenues, benefits and expenses, taxes and net income.

Compensation data found on these comparables was limited to only those individuals for whom compensation information was disclosed publicly. As a result, the data typically included only the most highly compensated officers at each company as of their latest public filing. Generally, this correlated to the Chairman/CEO, President and the individuals who are chief level officers (Chief Financial Officer, Chief Operating Officer and Chief Investment Officer) or the equivalent with us.

Comparative Compensation Analysis

The overall results of the comparables study provided additional information for the Compensation Committee to consider. As noted above, the Compensation Committee reviewed a number of factors within the comparable companies; however, with the focus on base salary compensation.

Based on the Compensation Committee's analysis, the recommended 2020 base salary compensation for Gregg E. Zahn, our Chairman, President and Chief Executive Officer, and Jeffrey J. Wood, our Chief Financial Officer, Secretary and Treasurer, was determined to be low by the Compensation Committee, especially in light of the many roles that they perform for our Company. These amounts are within the low to high range of the base compensation and total compensation for the comparable companies but some of those companies have had little or no success in producing profitable results. In analyzing these factors, the Compensation Committee concluded that $478,154 is a low base salary compensation for our Chairman, President and Chief Executive Officer and $286,819 is also a low base salary compensation for our Chief Financial Officer, Secretary and Treasurer. The Compensation Committee believes, however, that through the use of appropriate bonuses and other incentives, these compensation shortages can be managed most efficiently and effectively using Company asset growth and profitability as measurement standards with additional consideration for the many roles that these officers fulfill for the Company.

The Compensation Committee followed a similar but less elaborate, process with respect to comparing the compensation for William S. Lay in his role as Vice President and Chief Investment Officer and as a part-time employee. William S. Lay has extensive experience in the life insurance industry and contributes unique skills in Company management, operations, investment analysis and merger and acquisition activities. His salary was not objectively determined, but instead reflected his contractual pay that was established in late 2015 and reaffirmed in late 2018 at a level the Compensation Committee concluded was appropriate based upon our compensation philosophy and his experience and tenure.

Board Process and Conclusion

The Board of Directors discussed the Compensation Committee's recommended 2021 compensation and adopted the recommendations as proposed. The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement, which the Board of Directors approved.

COMPENSATION COMMITTEE OF

THE BOARD OF DIRECTORS

George E. Peintner, Chairman

Bill H. Hill

Will W. Klein

Gerald J. Kohout

ANNUAL REPORT

Please refer to the Company’s 2020 Annual Report on Form 10-K for financial statements, other financial information and management’s discussion and analysis of the financial condition and results of operations of the Company that is available without charge at www.firsttrinityfinancial.com. If you desire to have an Annual Report mailed to you, please make a telephone request to (918) 249-2438.

OTHER MATTERS

The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote shares they represent in accordance with their own judgment on such matters.

OTHER INFORMATION

A shareholder desiring to submit a proposal for inclusion in First Trinity’s Proxy Statement for the year 2021 Annual Meeting must deliver the proposal so that it is receive by First Trinity no later than December 31, 2020. You must submit your proposal in writing to the Secretary of the Company at 7633 East 63rd Place, Suite 230, Tulsa, Oklahoma 74133-1246. Only proposals meeting the requirements of applicable Securities and Exchange rules will be considered for inclusion in First Trinity’s Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS

FIRST TRINITY FINANCIAL CORPORATION

/s/ Jeffrey J. Wood

Jeffrey J. Wood

Chief Financial Officer, Secretary and Treasurer

Tulsa, Oklahoma

March 29, 2021

PROXY – CLASS A SHAREHOLDERS

FIRST TRINITY FINANCIAL CORPORATION

7633 EAST 63RD PLACE, SUITE 230, TULSA, OKLAHOMA 74133-1246

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Gregg E. Zahn, attorney with full power of substitution, to vote as proxy for the undersigned at the Annual Meeting of Shareholders of First Trinity Financial Corporation to be held on Wednesday, May 19, 2021 at 1:00 p.m. Central Daylight Saving Time in the Premier Room of the Embassy Suites Tulsa – Interstate 44, 3332 South 79th East Avenue, Tulsa, Oklahoma 74145, or at any adjournment or postponements thereof, and to vote as designated below with all powers the undersigned would possess, if present, upon matters described in the notice of Annual Meeting and Proxy Statement dated March 29, 2021 as follows:

(1)	Election of Directors			To withhold authority to vote for any individual nominee(s) mark “For All Except” and write number(s) of the nominee(s) on the line below.
	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
	☐	☐	☐

(01)	Charles W. Owens
(02)	George N. Peintner
(03)	Gregg E. Zahn

(2)	To ratify the appointment of Kerber, Eck & Braeckel LLP, as First Trinity Financial Corporation’s independent registered public accounting firm for the year ending December 31, 2021.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)	On any other matter which may come before the meeting in accordance with their best judgment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.

To be counted this proxy must be signed, dated and received by the Corporate Secretary of First Trinity Financial Corporation, 7633 East 63rd Place, Suite 230, Tulsa, Oklahoma 74133-1246, on or before May 19, 2021.

This proxy when properly executed will be voted in accordance with instructions specified but in the absence of any instructions will be voted "FOR.”

Please sign exactly as the name appears on this card. If shares of stock are held jointly, all joint owners should sign. If signing as attorney, administrator, executor, guardian, trustee or corporate officer, please add your title as such.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders This Proxy Statement and the 2020 Annual Report to Shareholders are available at www.firsttrinityfinancial.com

____________________________________________

Shareholder’s signature

____________________________________________

Shareholder's signature

Date ____________________________________, 2021

Please complete this proxy card and return by:

FAX: (918) 249-2478

Or By Mail: 7633 East 63rd Place, Suite 230, Tulsa, Oklahoma 74133-1246

Or By Email: support@firsttrinityfinancial.com

PROXY – CLASS B SHAREHOLDERS

FIRST TRINITY FINANCIAL CORPORATION

7633 EAST 63RD PLACE, SUITE 230, TULSA, OKLAHOMA 74133-1246

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Gregg E. Zahn, attorney with full power of substitution, to vote as proxy for the undersigned at the Annual Meeting of Shareholders of First Trinity Financial Corporation to be held on Wednesday, May 19, 2021 at 1:00 p.m. Central Daylight Saving Time in the Premier Room of the Embassy Suites Tulsa – Interstate 44, 3332 South 79th East Avenue, Tulsa, Oklahoma 74145, or at any adjournment or postponements thereof, and to vote as designated below with all powers the undersigned would possess, if present, upon matters described in the notice of Annual Meeting and Proxy Statement dated March 29, 2021 as follows:

(1)	Election of Directors			To withhold authority to vote for any individual nominee(s) mark “For All Except” and write number(s) of the nominee(s) on the line below.
	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
	☐	☐	☐

(01) Bill H. Hill	(04)William S. Lay
(02) Will W. Klein	(05)Gary L. Sherrer
(03) Gerald J. Kohout

(2)	To ratify the appointment of Kerber, Eck & Braeckel LLP, as First Trinity Financial Corporation’s independent registered public accounting firm for the year ending December 31, 2021.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)	On any other matter which may come before the meeting in accordance with their best judgment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.

To be counted this proxy must be signed, dated and received by the Corporate Secretary of First Trinity Financial Corporation, 7633 East 63rd Place, Suite 230, Tulsa, Oklahoma 74133-1246, on or before May 19, 2021.

This proxy when properly executed will be voted in accordance with instructions specified but in the absence of any instructions will be voted "FOR.”

Please sign exactly as the name appears on this card. If shares of stock are held jointly, all joint owners should sign. If signing as attorney, administrator, executor, guardian, trustee or corporate officer, please add your title as such.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders This Proxy Statement and the 2020 Annual Report to Shareholders are available at www.firsttrinityfinancial.com

____________________________________________

Shareholder’s signature

____________________________________________

Shareholder's signature

Date ____________________________________, 2021

Please complete this proxy card and return by

FAX: (918) 249-2478

Or By Mail: 7633 East 63rd Place, Suite 230, Tulsa, Oklahoma 74133-1246

Or By Email: support@firsttrinityfinancial.com